UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 6, 2017

Cosi, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50052	06-1393745
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

294 Washington Street, Suite 510; Boston, Massachusetts	02108
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (857) 415-5000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (  see  General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2017, Cosi, Inc., a Delaware corporation (the “Company”), appointed Edward Schatz, Senior Managing Director of The O’Connor Group, Inc. and currently acting Chief Financial Officer (“CFO”) of the Company’s bankruptcy estate, to also serve as acting Chief Executive Officer (“CEO”) of the Company, effective on that date and continuing until the plan of reorganization is approved by the United States Bankruptcy Court for the District of Massachusetts (Eastern Division) (the “Bankruptcy Court”).  Mr. Schatz, age 46, replaces Patrick Bennett, a member of the Company’s Board of Directors, who had agreed to serve as the Company’s interim CEO & President from August 22, 2016, until the end of December 2016, at which time he had planned to step down from that position due to other business commitments.

The Company has agreed, subject to the approval of the Bankruptcy Court, to pay compensation to Mr. Schatz and TOG for services rendered by Mr. Schatz as acting CFO of the Company’s bankruptcy estate and acting CEO in the amount of a flat fee of $25,000 per month, to be calculated/adjusted pro rata for any partial month.

The engagement letter dated September 6, 2016, as amended and restated September 27, 2016, will be further amended to reflect these changes.  A copy of the amendment to the engagement letter will be filed when finalized.

Mr. Schatz has been associated with TOG since 2002, providing turnaround services to a wide range of middle market companies.  In addition to turnarounds, he has significant experience in the area of out of court wind downs, liquidations, bankruptcy and divestures of distressed businesses as well as buy and sell side advisory services.

Mr. Bennett will continue as a member of the Company’s Board of Directors

ITEM 7.01.	Regulation FD Disclosure.

Additional information on the Chapter 11 Cases, including access to documents filed with the Bankruptcy Court and other general information about the Chapter 11 Cases, is available at a subscription based service known as PACER at https://pacer.mab.uscourts.gov/cgi-bin/login.pl .

The information in Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Form 8-K shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cosi, Inc.

Date: January 12, 2017.	/s/ Vicki Baue
Name: Vicki Baue
Title: V. P. & General Counsel, CCO